UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2007

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 8.01 is incorporated by reference herein.

Item 2.06 Material Impairments.

The information included in Item 8.01 is incorporated by reference herein.

Item 8.01 Other Events.

On December 21, 2007, Popular, Inc. ("Popular" or the "Corporation") announced that its Board of Directors at a meeting held on December 19, 2007 acted upon two matters that will impact the Corporation’s financial results for 2007: (1) a recharacterization of certain securitization transactions previously entered into by Popular Financial Holdings ("PFH") as sales instead of secured financings, and (2) the preliminary results of the goodwill impairment analysis at E-LOAN.

Recharacterization of Certain On-Balance Sheet Securitizations as Sales under FASB Statement No. 140

Equity One and certain of its subsidiaries (collectively, "Equity One"), conducted 21 mortgage loan securitizations between 2001 and 2006 that were sales for legal purposes but did not qualify for sale accounting treatment because the securitization trusts did not meet the criteria for qualifying special purpose entities ("QSPEs") contained in FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. As a result, the transfers of the mortgage loans pursuant to these securitizations were accounted for as secured borrowings with the mortgage loans continuing to be reflected as assets on our consolidated statement of financial condition with appropriate footnote disclosure indicating that the mortgage loans were, for legal purposes, sold to the securitization trusts.

Because the loans in these trusts continued to be reflected as assets on our consolidated financial statements, we are required in accordance with FASB Statement No. 5, Accounting for Contingencies, to continue to record charge-offs and make provision for inherent loan losses relating to such loans. As of September 30, 2007, the unpaid principal balance of mortgage loans reflected as assets on our consolidated statement of financial condition related to on-balance sheet securitizations was approximately $3.7 billion and the allowance for loan losses related to those loans included in on-balance sheet securitizations was approximately $68 million.

As part of the Corporation’s strategy of exiting the subprime business at PFH and improving its capital ratios, as of December 19, 2007, Equity One and the trustee for each of the related securitization trusts amended the provisions of the related pooling and servicing agreements to delete the provisions that prevented us from removing the loans from our books. This will allow us to recognize 15 of the 21 transactions as sales under FASB Statement No. 140. When accounting for the transfers as sales, we are required to (i) reclassify the loans as held-for-sale with the corresponding lower of cost or market adjustment as of the date of the transfer, (ii) remove from the Corporation’s books approximately $3.2 billion in mortgage loans and $3.1 billion in related liabilities representing secured borrowings, (iii) recognize assets referred to as residual interests ("IOs"), which represent the fair value of residual interest certificates that were issued by the securitization trusts and retained by Equity One, and (iv) recognize assets referred to as mortgage servicing rights ("MSRs"), which represent the fair value of Equity One’s right to continue to service the mortgage loans transferred to the securitization trusts. The Corporation had previously recorded $19 million in MSRs in several of these securitization transactions.

The net impact of the recharacterization transaction will depend on the value of the IOs and MSRs recorded. While we will not complete the final valuation of the IOs and MSRs until December 31, 2007, we currently estimate that the aggregate value of IOs and MSRs recognized in connection with the resulting sale accounting treatment will be in a range of $20 million to $95 million. Under this assumption, we expect that this transaction will result in a net loss before tax impact in the fourth quarter of 2007 of between approximately $90 million and $165 million.

After exiting the wholesale subprime mortgage origination business in January 2007, we believe that accounting for these transactions as sales on our financial statements reflects our current strategy. It also provides investors a better portrayal of the legal rights and obligations related to these transactions and will allow them to better assess their economic impact on the Corporation’s financial condition. The removal of the mortgage assets from our books will also have a favorable impact on our capital ratios and reduce the amount of subprime mortgages in the Corporation’s books.

As a result of the recharacterization transaction described above, based on data from September 30, 2007, PFH’s subprime mortgage loan portfolio would decrease by approximately $2.4 billion, out of $3.1 billion in subprime mortgage loans originated through the exited wholesale channels at PFH.

E-LOAN Goodwill Impairment

Considering the losses in the operation of E-LOAN, market conditions and other factors, on November 5, 2007, the Board of Directors of Popular approved a restructuring plan at E-LOAN that includes a substantial reduction of the marketing and personnel expenses and changes in the business model to align them with revenue expectations. In our Form 10-Q for the third quarter of 2007 filed on November 9, 2007 (the "Form 10-Q"), we announced that the cost of the restructuring of the operations of E-LOAN would result in reduced operating expenses of approximately $79 million for 2008. E-LOAN’s estimated net losses for the year 2008 are expected to decline by approximately $28 million.

In the Form 10-Q, we also disclosed as a subsequent event that we were evaluating whether the announced change in E-LOAN’s business model could result in an impairment in the value of its recorded goodwill and trademark. As of September 30, 2007, E-LOAN’s accounting records reflected $164 million in goodwill and $64 million in trademark. Given the changes to the business model and the unprecedented conditions in the mortgage loan business, based on the analysis performed by an independent party, management has preliminarily concluded that the market value of E-LOAN is below its book value by a range of approximately $150 million to $175 million. At this stage, we are working on step two of the goodwill impairment assessment, as required by FASB Statement No. 142, Goodwill and Other Intangible Assets to determine the impairment amount. We believe that the maximum amount of goodwill and trademark impairment that could result would be approximately $175 million.

As a result of the charges related to these actions summarized above, assuming that (i) the recharacterization transaction described previously results in a pre-tax net loss in the fourth quarter of 2007 of $127.5 million (the midpoint of the range) and (ii) the amount of the impairment charge at E-LOAN is the amount of $175 million, the Corporation would incur a net loss for the year ended December 31, 2007. After the results of these transactions, the Corporation would continue to exceed the risk-based capital guidelines under the federal banking regulations. The estimated pro-forma ratios of total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage would be above 12%, 11% and 7.50%, respectively. As of September 30, 2007, these ratios were 11.98%, 10.73% and 8.31%, respectively.

The information included in this Form 8-K may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. For a discussion of such risks and uncertainties, see the Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year as well as its filings with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press release dated December 21, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

December 21, 2007	By:	/s/ Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 21, 2007